Exhibit 99.1

News Release
CMS ENERGY REPORTS FIRST QUARTER NET INCOME OF $85 MILLION,
OR $0.34 PER SHARE, AND AFFIRMS ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., April 23, 2010 – CMS Energy announced today reported net income of $85 million, or $0.34 per share, for the first quarter of 2010, compared to reported net income of $70 million, or $0.30 per share, in the same quarter of 2009.
     For the first quarter of 2010, the company’s adjusted (non-Generally Accepted Accounting Principles) net income, which excludes charges related to a recent downsizing program and certain other items, was $93 million, or $0.38 per share, compared to adjusted net income of $71 million, or $0.31 per share, for same quarter of 2009.
     CMS Energy reaffirmed its guidance for 2010 adjusted earnings of about $1.35 per share. Reported earnings could vary because of several factors such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
     David Joos, the president and chief executive officer of CMS Energy, said the first quarter results reflected strong operational performance at the company’s principal subsidiary, Consumers Energy, a Michigan electric and natural gas utility.
     “We had a solid quarter despite warmer than normal temperatures that had an unfavorable impact on our natural gas sales. We are dealing with that by tightly managing our costs,” Joos said. “We are starting to see signs of an economic recovery in Michigan and that’s encouraging news on several fronts, especially for electric sales to industrial customers.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2010.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2010	2009
Operating Revenue	$1,967	$2,104

Income (Loss) from Equity Method Investees	3	(1)

Operating Expenses	1,728	1,894

Operating Income	$242	$209

Other Income	13	15

Interest Charges	105	99

Income before Income Taxes	$150	$125

Income Tax Expense	61	50

Income from Continuing Operations	$89	$75

Loss from Discontinued Operations	(1)	(1)

Net Income	88	74

Income Attributable to Noncontrolling Interests	—	1

Net Income Attributable to CMS Energy	$88	$73

Preferred Dividends	3	3

Net Income Available to Common Stockholders	$85	$70

Income Per Share
Basic	$0.37	$0.31
Diluted	0.34	0.30

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	March 31	December 31
	2010	2009
	(Unaudited)
Assets
Cash and cash equivalents	$755	$90
Restricted cash and cash equivalents	23	32
Other current assets	2,017	2,620

Total current assets	$2,795	$2,742
Plant, property & equipment	9,647	9,682
Non-current assets	2,784	2,832

Total Assets	$15,226	$15,256

Stockholders’ Investment and Liabilities
Current liabilities	$973	$1,220
Non-current liabilities	4,287	4,272
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, non-recourse debt, finance leases and securitization debt)	6,507	6,225
FIN 46 debt, non-recourse debt and finance leases	283	358

Total debt and capital and finance leases	6,790	6,583
Preferred stock	239	239
Noncontrolling interests	44	97
Common stockholders’ equity	2,658	2,602

Total capitalization	$9,731	$9,521
Securitization debt	235	243

Total Stockholders’ Investment and Liabilities	$15,226	$15,256

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Quarter
	(Unaudited)
	2010	2009
Beginning of Period Cash	$90	$207

Cash provided by operating activities	$657	$606
Cash used in investing activities	(212)	(192)

Cash flow from operating and investing activities	$445	$414
Cash provided by financing activities	221	199
Changes in cash included in assets held for sale	(1)	2

Total Cash Flow	$665	$615

End of Period Cash	$755	$822

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2010	2009
Net Income Available to Common Stockholders	$85	$70

Reconciling Items:
Discontinued Operations Loss	1	1

Downsizing Program and Other	7	—

Adjusted Net Income — Non-GAAP Basis	$93	$71

Average Number of Common Shares Outstanding
Basic	228	227
Diluted	247	233

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.37	$0.31

Reconciling Items:
Discontinued Operations Loss	0.01	0.01

Downsizing Program and Other	0.03	—

Adjusted Net Income — Non-GAAP Basis	$0.41	$0.32

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.34	$0.30

Reconciling Items:
Discontinued Operations Loss	0.01	0.01

Downsizing Program and Other	0.03	—

Adjusted Net Income — Non-GAAP Basis	$0.38	$0.31

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.